EXHIBIT 10.5

STOCK WARRANT AGREEMENT

THIS AGREEMENT is made as of the ____ day of ______________, 2004, by and between __________________________ (hereinafter "Director") and ALLIED BANCSHARES, INC. (hereinafter the "Company").

WHEREAS, Director is an organizer and an organizing director of the Company and the Company desires to encourage the organizing directors of the Company to serve as directors of the Company and of the Company's banking subsidiary, First National Bank of Forsyth County (the "Bank"), for at least three (3) years, and to compensate the organizing directors for the financial risks incurred by them in organizing the Company, through warrants to purchase stock, in accordance with the Organizing Director Stock Warrant Plan adopted by the Organizing Directors of the Company on _______________, ________ (hereinafter the "Plan").

NOW, THEREFORE, in consideration of the premises, it is agreed:

1. Grant of Warrants and Time of Exercise.

(a) The Company hereby grants to Director the right, privilege and option to purchase, subject to the limitations herein set forth, a total of ______ shares. (the "Total Shares") of the common stock of the Company until ___________, _________, at which time this warrant shall expire. (Note: Maximum number of years from grant to expiration shall be ten years.) The stock warrants granted hereunder are intended to be nonqualified stock warrants not qualified under Section 422 of the Internal Revenue Code.

(b) Director may exercise the option to purchase as to one-third (1/3) of the Total Shares only after expiration of one (1) year of continuous service as a director of the Company from the date hereof, as to an additional one-third (1/3) of the Total Shares only after expiration of two (2) years of continuous service as a director from the date hereof, and as to an additional one-third (1/3) of the Total Shares only after expiration of three (3) years of continuous service as a director from the date hereof. Shares which may be purchased under the above schedule beginning at the times specified in the schedule may be purchased at any time before the expiration of the warrant.

(c) Notwithstanding the foregoing, Director shall have the right to immediately exercise all warrants granted under this Agreement at any time permitted under this Agreement (without regard to subparagraph (b) above from and after the date the first Change in Control, as defined in subparagraph (d) below, occurs.

(d) For purposes of this Agreement, a "Change in Control" occurs when:
    any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")(other than the Company, any subsidiary of the Company, or any employee benefit plan, as defined in ERISA, of any of the foregoing) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

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(2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

(3) The Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (i) affiliates within the meaning of the Exchange Act or (ii) any party to the merger or consolidation;

(4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

(5) The Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

(e) Notwithstanding anything to the contrary contained herein, in the event the Bank's capital falls below the minimum requirements contained in Part 3 of Title 12 of the Code of Federal Regulations, or falls below a higher requirement as may be determined by the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Bank (the "FRB"), or the Office of the Comptroller of the Currency (the "OCC"), the FDIC, FRB or OCC may direct the Company to require Director to exercise or forfeit this warrant. Within 45 days from the date the FDIC, FRB, or OCC notifies the Company, the Company shall notify Director in writing that holders of warrants must exercise or forfeit their warrants. The Company shall cancel this warrant if Director does not exercise this warrant as to all of the warrant shares within 21 days of such notice to exercise given to the Company, and upon such cancellation this warrant shall be of no further force and effect. The Company has agreed to comply with any FDIC, FRB or OCC request that the Company invoke its right to require Director to exercise or forfeit this warrant under the previous circumstances.

(f) Director acknowledges and agrees that he has been furnished information concerning the differences in the tax consequences between "incentive stock options" and nonqualified stock warrants and that he understands the tax effect of a nonqualified stock warrant.

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2. Purchase Price. The purchase price of the shares shall be $10.00 per share, which is the fair market value of the Company shares as of the date of this agreement. The purchase price shall be paid in full in cash. Notwithstanding the foregoing, the purchase price may be subject to adjustment as provided in Paragraph 5 hereof.

3. Method of Exercise. The warrant granted above shall be exercised by written notice directed to the Board of Directors of the Company, at the Company's principal place of business, accompanied by a check in payment of the warrant price for the number of shares specified and paid for. The Company shall make delivery of such shares purchased as soon as is practicable, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4. Termination of Warrants. The warrant granted hereunder shall terminate upon the first to occur of the following dates:

(a) The expiration of 3 months after the date on which Director's service as a director terminates, other than by reason of permanent and total disability or death of Director or other than due to a Change of Control;

(b) The expiration of twelve months after the date on which Director's service as a director terminates, if such termination is by reason of Director's permanent and total disability;

(c) In the event of Director's death while serving as a director of the Company, his executors or administrators may exercise, within six months following the date of his death, the warrant as to any of the shares subject to exercise of the warrant at Director's death to the extent not exercised prior to his death;

(d) The date shown in subparagraph 1(a) hereof.

5. Reclassification, Consolidation, or Merger. If and to the extent the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to warrant and the warrant price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Director shall be entitled to receive warrants covering shares of such reorganized, consolidated, or merged company (or its parent company) in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the warrant immediately after the reorganization, consolidation, or merger over the aggregate warrant price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the warrant immediately before such reorganization, consolidation, or merger over the aggregate warrant price of such shares, and the new warrant or assumption of the old warrant shall not give Director additional benefits which he did not have under the old warrant, or deprive him of benefits which he had under the old warrant.

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6. Administration. The Board of Directors of the Company is responsible for administering the Plan pursuant to which the warrant granted herein is authorized. In connection with the Plan, the Board may interpret it, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations necessary or appropriate for the administration of the Plan.

7. Amendment. This warrant may be amended only by an instrument in writing executed by the party against whom enforcement of amendment is sought.

8. Rights Prior to Exercise of Warrant. This warrant is non-transferrable by Director except in the event of his death as provided in Paragraph 4(c) above, and during his lifetime is exercisable only by him. Director shall have no rights as a stockholder with respect to the optioned shares until payment of the option price and delivery to him of such shares as herein provided.

9. Restrictions on Disposition of Stock. All shares acquired by Director pursuant to this Agreement shall be subject to all restrictions on sale generally applicable to common shares of the Company, if any. All shares issued to Director under this Agreement shall contain a legend on the reverse side containing such restrictions as may be required in connection with the transfer of such shares under State or Federal law, or under the Bylaws of the Company.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11. Conditions to Agreement. Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue or deliver any certificate for shares of the common stock purchased upon exercise of the warrant or any portion thereof prior to the fulfillment of the following conditions:

(a) The admission of such shares for listing on all stock exchanges on which the common stock is then listed;

(b) The completion of any registration or other qualification of such shares which the Company shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Company shall determine to be necessary or advisable; or

(d) The lapse of such reasonable period of time following the exercise of the warrant as the Company from time to time may establish for reasons of administrative convenience.

The Company shall have no obligation to obtain the fulfillment of these conditions; provided, however, Director shall have one full calendar year after these conditions have been fulfilled to exercise his or her warrants granted herein, notwithstanding any other provision herein.

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12. Miscellaneous.

(a) The Company covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of common stock to permit the exercise hereof in full.

(b) As a condition of transfer to Director of shares of the Company stock upon exercise of this warrant, Director shall remit to the Company any applicable employment taxes (including FICA taxes, FUTA taxes, Wage Withholding at Source and state employment taxes) required by law to be withheld due to the compensation income created upon exercise of this warrant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

DIRECTOR: _____________________________ (SEAL)

COMPANY: ALLIED BANCSHARES, INC. By: ________________________________ Title: _________________________ Attest: ______________________________ Title: _________________________

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